                                                                     EXHIBIT 4.2

                                                                  Execution Copy

    ASSUMPTION AGREEMENT

    THIS ASSUMPTION AGREEMENT ("Assumption Agreement") is made as of the 28th day of February, 1995 by and among Comerica Bank, NBD Bank, formerly known as NBD Bank, N.A., Societe Generale, The Bank of Nova Scotia and ABN-AMRO Bank, N.V. (individually "Bank", and collectively "Banks"), NBD Bank, as administrative agent for the Banks (in such capacity, "Administrative Agent"), Comerica Bank, as documentation agent for the Banks (in such capacity, "Documentation Agent"), and R.P. Scherer Corporation, a Delaware corporation ("Parent").

    RECITALS

    A. R.P. Scherer International Corporation, a Delaware corporation ("Company"), the Permitted Borrowers (as defined below), Administrative Agent, Documentation Agent and the Banks entered into that certain R.P. Scherer International Corporation Amended and Restated $175,000,000 Credit Agreement dated as of March 30, 1994 (as amended from time to time, the "Credit Agreement") under which the Banks committed to extend certain credit to the Company and the Permitted Borrowers (as identified in the Credit Agreement) on the terms set forth therein.

    B. Pursuant to the Credit Agreement, the Company executed and delivered to the Administrative Agent and the Documentation Agent (collectively, the "Agents"), for the benefit of the Banks, among other Loan Documents, those certain Revolving Credit Notes, Letter of Credit Agreements and the Company Guaranty (each such capitalized term being defined in the Credit Agreement).

    C. Also pursuant to the Credit Agreement (and as defined therein), Parent executed and delivered to the Agents, for the benefit of the Banks, that certain Parent Guaranty.

    D. The Company and Parent have advised the Agents and the Banks of the contemplated merger ("Merger") of Company into the Parent pursuant to the Certificate of Ownership dated February 28, 1995 ("Merger Documents") to take place concurrently with the execution and delivery by the parties hereto of this Assumption Agreement, and such Merger is permitted in accordance with
Section 8.2(d) of the Credit Agreement, provided that the Parent comply with the requirements set forth in Section 8.2(d) thereof, including, without limitation, the execution and delivery of a written assumption agreement.

    E. Parent has entered into this Assumption Agreement with Agents and the Banks for purposes of complying with Section 8.2(d) of the Credit Agreement.

    NOW THEREFORE, the undersigned agree as follows:

    1.  Concurrently with the Effective Date (as defined below), Parent hereby:

       (a) expressly assumes and agrees to be bound, as direct obligor, by the obligations of the Company under the Credit Agreement, the Notes, the Company Guaranty, the Letter of Credit Agreements and all other Loan Documents executed by it at any time pursuant to or in connection with the Credit Agreement as fully as though Parent originally executed such documents;

       (b) acknowledges and confirms that, by operation of law pursuant to the Merger, Parent has succeeded to and become bound by, as the case may be, all rights and obligations of the Company under the Loan Documents; and

       (c) acknowledges and confirms that (i) by virtue of the Merger and this Assumption Agreement, Parent has become the direct and primary obligor on all of the obligations of Company to Agents and the

Banks under the Credit Agreement and the other Loan Documents (including without limitation all Indebtedness of Company thereunder), having previously been obligated thereon as guarantor under the Parent Guaranty and (ii) all references in the Credit Agreement and the other Loan Documents to the Company shall be deemed to be references to Parent.

    2. Parent hereby represents and warrants that, concurrently with the execution and delivery of this Assumption Agreement:

        (a) execution, delivery, and performance of this Assumption Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of Parent's Articles of Incorporation or Bylaws and do not require the consent or approval of any governmental body, agency or authority, and the Credit Agreement, the Notes, the Company Guaranty and the Letter of Credit Agreements and all other Loan Documents previously executed and delivered by Company to Agents and the Banks will be the valid and binding obligations of Parent in accordance with their respective terms;

       (b) the continuing representations and warranties of Company set forth in Sections 6.1 through 6.21 of the Credit Agreement and in paragraphs 5(a) - 5(g) of the Parent Guaranty, which Parent hereby ratifies and confirms as of the date hereof (as to Parent), are true and correct on and as of the date of this Assumption Agreement with the same force and effect as made on and as of the date hereof;

       (c) by virtue of the occurrence of the Merger, Parent has succeeded by operation of applicable law (as confirmed by an opinion of counsel in form and substance satisfactory to Agents and the Banks) to all of the obligations of Company under the Credit Agreement and the other Loan Documents, including without limitation, the Indebtedness of Company thereunder; and

       (d) no Default or Event of Default under the Credit Agreement or any of the other Loan Documents has occurred and is continuing as of the date hereof.

    3. This Assumption Agreement shall become effective ("Effective Date") upon:

       (a) execution and delivery by the parties hereto of this Assumption Agreement;

       (b) the effectiveness of the Merger in accordance with this Assumption Agreement and the Merger Documents; and

       (c) receipt by Agent of (i) an opinion of counsel to the Parent in form and substance satisfactory to Agent and the Banks confirming the effectiveness of the Merger and Parent's succession, by operation of law, to the rights and obligations of Company under the Credit Agreement and the other Loan Documents, and also confirming the enforceability against the Company in accordance with its terms of the Assumption Agreement, (ii) duly executed renewal and replacement Revolving Credit Notes ("Replacement Notes") from the Parent substantially in the form of those Notes previously issued by Company under the Credit Agreement ("Original Notes") to evidence Parent's assumption, as direct obligor, of Company's obligations thereunder and (iii) certified copies of the Merger Documents and certified resolutions of the Board of Directors of Parent authorizing the Merger and Parent's execution, delivery and performance of this Assumption Agreement.

    4. Capitalized terms used in this Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, or if not defined therein, in the other Loan Documents.

    5. This Assumption Agreement shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder (except for the renewal of the Original Notes by the Replacement Notes), the Company Guaranty or any of the other Loan Documents, or to constitute a waiver by Banks or Agents of any right or remedy under the Credit Agreement, any of the Notes issued thereunder or under the Company Guaranty or any of the other Loan Documents. To the extent that Company shall at any time be determined to remain obligated or to have obligations under the Credit Agreement or any of the other Loan

Documents, the Parent Guaranty shall remain enforceable against Parent according to its terms, including without limitation section 8.8 thereof.

    6. This Assumption Agreement may be executed in counterpart, in accordance with Section 13.10 of the Credit Agreement.



    WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,                                              R.P. SCHERER CORPORATION
  as Documentation Agent


By:/s/ Phyllis McCann                                    By:/s/ Nicole S. Williams

Its:Assistant Vice President                             Its:Secretary
One Detroit Center                                       2075 West Big Beaver Road
500 Woodward Avenue                                      Troy, Michigan 48084
Detroit, Michigan 48226                                  Attn: Nicole S. Williams
Attention: Phyllis D. McCann

BANKS:                                                      COMERICA BANK



                                                            By: /s/ Phyllis McCann

                                                            Its:Assistant Vice President

                                                            One Detroit Center
                                                            500 Woodward Avenue
                                                            Detroit, Michigan 48226
                                                            Attention: Phyllis D. McCann
                                                            Telex No. 235808
                                                            Facsimile No. (313) 222-9514

                                                            NBD BANK, formerly known as NBD Bank, N.A.

                                                        By: /s/ Kelly J. Cotton

                                                            Its: Vice President
                                                            Michigan Banking Division
                                                            2nd Floor
                                                            611 Woodward Avenue
                                                            Detroit, Michigan 48226
                                                            Attention: Kelly Cotton
                                                            Telex:
                                                        Facsimile No. 313-225-1671


                                                            SOCIETE GENERALE

                                                            By: /s/ Giles Demeulenaere


                                                Its: Vice President
                                                34th Floor
                                                181 West Madison
                                                Chicago, Illinois 60602
                                                Attention: Gilles Demeulenaere
                                                Telex: 190130 SECHIUT
                                                Facsimile No. 312-578-5099


                                                THE BANK OF NOVA SCOTIA

                                                By: /s/ F.C.H. Ashby

                                                Its: Senior Mgr. Loan Operations

                                                600 Peachtree Street, N.E.
                                                Atlanta, Georgia 30308
                                                Attention: F.C.H. Ashby
                                                Telex: 00542319
                                                Facsimile No. 404-888-8998
                                                ABN AMRO BANK N.V.


                                                By:/s/ Robert J. Graff

                                                Its:Vice President
                                                And By: /s/ John Ellenwood
                                                Its: Vice President
                                                135 S. LaSalle Street
                                                Suite 525
                                                Chicago, Illinois 60603
                                                Attention: Robert J. Graff
                                                Telex: 6732700
                                                Facsimile No. (312) 606-8435

CONSENT AND AGREEMENT



   Each of the undersigned hereby:

       (a) fully consents to the terms and provisions of this Assumption Agreement and the consummation of the transactions contemplated hereby;

       (b) agrees that its obligations as Guarantor under the Permitted Borrowers Guaranty (as defined in the Credit Agreement) are hereby ratified and confirmed and shall remain in full force and effect as set forth therein, and acknowledges that it has no defense, offset or counterclaim with respect to its obligations as Guarantor, as aforesaid, or otherwise in connection with the Credit Agreement or this Assumption Agreement;

       (c) represents and warrants that, after giving effect to this Assumption Agreement, its representations and warranties contained in Sections 6.1 through
6.21 of the Credit Agreement are true and correct on and as of the Effective Date hereof with the same force and effect as if made on as of such Effective Date;

       (d) Each of the undersigned acknowledges that this Consent and Agreement hereto is a condition to the Agents and the Banks entering into this Assumption Agreement and it is in its interest and to its financial benefit to execute this Consent and Agreement.




Dated: February 28, 1995

 F&F HOLDING GMBH
By: /s/ Nicole S. Williams

Its:  Attorney

c/o R.P. Scherer International
 Corporation
2075 West Big Beaver Road
Troy, Michigan 48084
Attention:  Nicole S. Williams
c/o R.P. Scherer International



R. P. SCHERER CANADA INC.
By: /s/ Nicole S. Williams

Its:  Attorney

c/o R.P. Scherer International
 Corporation
2075 West Big Beaver Road
Troy, Michigan 48084
Attention: Nicole S. Williams


R.P. SCHERER LIMITED
By: /s/ Nicole S. Williams

Its:  Attorney

c/o R.P. Scherer International
 Corporation
2075 West Big Beaver Road
Troy, Michigan 48084
Attention: Nicole S. Williams


SCHERER DDS LIMITED
By: /s/ Nicole S. Williams

Its:  Attorney

c/o R.P. Scherer International
 Corporation
2075 West Big Beaver Road
Troy, Michigan 48084
Attention: Nicole S. Williams

R.P. SCHERER HOLDINGS LTD.
By: /s/ Nicole S. Williams

Its:  Attorney

c/o R.P. Scherer International
 Corporation
2075 West Big Beaver Road
Troy, Michigan 48084
Attention: Nicole S. Williams


 R.P. SCHERER HOLDINGS PTY. LTD.
By: /s/ Nicole S. Williams

Its:  Attorney

c/o R.P. Scherer International
 Corporation
2075 West Big Beaver Road
Troy, Michigan 48084
Attention: Nicole S. Williams


R.P. SCHERER PTY. LTD.
By: /s/ Nicole S. Williams

Its:  Attorney

c/o R.P. Scherer International
 Corporation
2075 West Big Beaver Road
Troy, Michigan 48084
Attention: Nicole S. Williams



R.P. SCHERER S.A.
By: /s/ Nicole S. Williams

Its:  Attorney

c/o R.P. Scherer International
 Corporation
2075 West Big Beaver Road
Troy, Michigan 48084
Attention: Nicole S. Williams

R.P. SCHERER S.p.A.
By: /s/ Nicole S. Williams

Its:  Attorney

c/o R.P. Scherer International
 Corporation
2075 West Big Beaver Road
Troy, Michigan 48084
Attention: Nicole S. Williams